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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                      Philips International Realty Corp.
                      ----------------------------------
            (Exact name of registrant as specified in its Charter)


        Maryland                                        13-3963667
        --------                                        ----------
(State of Incorporation)                                (I.R.S. Employer
                                                        Identification No.)

        417 Fifth Avenue, New York, NY                          10016
        ------------------------------                          -----
   (Address of principal executive offices)                   (Zip code)

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-47975

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class             Name of each exchange on which
        To be so registered             each class is to be registered
        -------------------             ------------------------------

   Common Stock, $0.01 Par Value        New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
             ---------------------------------------------------
                               (Title of Class)

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ITEM 1.         Description of Registrant's Securities to be Registered
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                Registrant's authorization capital stock consists of 150,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. The description of the securities to be registered hereby is incorporated by reference to the description contained in the Registrant's Registration Statement No. 333-47975 on Form S-11 (the "Registration Statment"), as originally filed with the Securities and Exchange Commission (the "Commission") on March 13, 1998.

ITEM 2.         Exhibits
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                The securities described herein are to be registered on the New
                York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to the exhibits on Form 8-A have been duly filed with the New York Stock Exchange.

                Amended and Restated Articles of Incorporation of Registrant, as amended December 30, 1997;

                By-Laws of Registrant; and

                Specimen of Registrant's Common Stock certificate.

                Also in accordance with Part II to the instructions as to the exhibits on Form 8-A, no exhibits are filed with, or incorporated by reference in this Registration Statement filed with the Commission.

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                Pursuant to the requirements of Section 12 of the Securities
        Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 6, 1998
                                       PHILIPS INTERNATIONAL REALTY CORP.

                                       By: /s/ Louis J. Petra
                                          -------------------------------
                                          Name: Louis J. Petra
                                          Title: President